Exhibit 31.2

PRINCIPAL FINANCIAL OFFICER’S CERTIFICATION PURSUANT TO

SECTION 302 OF THE SARBANES‑OXLEY ACT OF 2002

I, Shelly Guyer, certify that:

1.  I have reviewed this annual report on Form 10-K/A of Invitae Corporation;

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 23, 2017	/s/ Shelly d. Guyer
Shelly D. Guyer
Chief Financial Officer (Principal Financial Officer)